UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8 – K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 16, 2018

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

001-36613

(Commission File Number)

34-1585111

(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders

Middlefield Banc Corp. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on May 16, 2018 in Aurora, Ohio. Three proposals were voted upon at the Meeting, which were (1) the election of four (4) persons to serve as directors of the Company for a three-year term expiring at the 2021 Annual Meeting; (2) approving a non-binding advisory vote regarding the compensation of the Company’s named executive officers as disclosed in its proxy statement; and (3) the ratification of the selection of S. R. Snodgrass, A.C. as the independent registered public accountants for the fiscal year ending December 31, 2018. The proposals are described in detail in the Proxy Statement mailed to shareholders on or about April 4, 2018.

The results of the proposals appear below:

Proposal 1. Election of Directors for a three-year term:

		Votes	Broker
Nominee	Votes For	Withheld	Non-Votes
Thomas W. Bevan	1,801,778	118,875	618,140
James R. Heslop, II	1,847,231	73,422	618,140
Clayton W. Rose, III	1,855,169	65,484	618,140
Robert W. Toth	1,835,122	85,530	618,140

Proposal 2. Non-binding advisory vote approving the compensation of the Company’s executive officers as disclosed in the proxy statement:

			Broker
For	Against	Abstentions	Non-Votes
1,825,210	63,079	32,363	618,140

Proposal 3. Ratification of the selection of S. R. Snodgrass, A. C. as independent registered public accountants.

			Broker
For	Against	Abstentions	Non-Votes
2,471,806	51,323	15,663	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: May 21, 2018	/s/ James R. Heslop, II
Executive Vice President and COO